Exhibit 99.1

NVR FOURTH QUARTER EARNINGS PER SHARE UP 67%

FOR IMMEDIATE RELEASE	Contact:	Paul Columbus
	Office:	703-761-2414

January 27, 2004, McLean, VA—NVR, Inc. (AMEX: NVR), one of the nation’s largest homebuilding and mortgage banking companies, today announced that diluted earnings per share for its fourth quarter ended December 31, 2003 increased 67% and net income increased 61% when compared to the 2002 fourth quarter. Net income for the 2003 quarter was $127,490,000, $14.91 per diluted share, compared to net income of $78,947,000, $8.91 per diluted share, for the same period of 2002. Consolidated revenues for the last three months of 2003 totaled $1,114,717,000, a 41% increase from $788,345,000 for the comparable 2002 quarter.

Net income for the 2003 fiscal year was $419,791,000, $48.39 per diluted share, compared to net income of $331,470,000, $36.05 per diluted share for 2002, a 27% increase in net income and a 34% increase in earnings per share. Consolidated revenues for 2003 totaled $3,687,172,000, an 18% increase from the $3,136,274,000 for 2002.

Homebuilding

New orders for the fourth quarter of 2003 increased 1% to 3,072 units, when compared to 3,042 units for the fourth quarter of 2002. Settlements increased in the fourth quarter of 2003 to 3,502 units, 24% more than the same period of 2002. Income before tax from the homebuilding segment totaled $196,654,000, an increase of 68% when compared to the fourth quarter of the previous year. Gross profit margins improved to 24.0% in the 2003 fourth quarter compared to 23.2% for the same period in 2002.

New orders for 2003 totaled 12,583 units, a 3% increase over the 12,167 units reported for 2002. Home settlements for 2003 increased 6% to 12,050 units when compared to 11,368 units closed in 2002. Pre-tax homebuilding income rose to $638,418,000 for the 2003 fiscal year, an increase of 30% over the prior year. The number of homes in backlog at the end of 2003, 6,890 units, was 8% higher than the 6,357 units in backlog at the end of 2002. The dollar volume in backlog increased 18% to $2,323,703,000 at December 31, 2003, when compared to the same time last year. Gross profit margins increased to 24.7% in 2003 from 23.7% in 2002.

Mortgage Banking

Operating income contributed by the mortgage banking operations during the fourth quarter of 2003 increased 27% to $14,894,000, when compared to $11,688,000 reported for the same period of 2002. Mortgage production of $650,676,000 for the three months ended December 31, 2003 was 16% higher than the same period last year.

Operating income from the mortgage banking segment improved for the 2003 fiscal year to $57,754,000, a 24% increase from the $46,615,000 reported for 2002. At the same time, mortgage production increased 10% to $2,369,867,000.

Outlook

The Company expects net income for the first quarter of 2004 to increase approximately 3% over the first quarter of 2003. If housing activity remains at current levels during 2004, the Company expects net income for the full year to exceed 2003 results by approximately 15%.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than of historical facts included herein, including those regarding market trends, the Company’s financial position, business strategy, projected plans and objectives of management for future operations, mortgage banking operating income, new order trends, home settlement activity, average home prices, gross profit margins and other profitability measures, net income and earnings per share are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic conditions (on both a national and regional level), interest rate changes, access to suitable financing, competition, the availability and cost of land and other raw materials used by the Company in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of the Company to integrate any acquired business, certain conditions in financial markets and other factors over which the Company has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002
Homebuilding:
Revenues	$1,092,131	$768,735
Other income	863	628
Cost of sales	(829,707)	(590,441)
Selling, general and administrative	(63,565)	(58,253)

Operating income	199,722	120,669
Interest expense	(3,068)	(3,343)

Homebuilding income	196,654	117,326

Mortgage Banking:
Mortgage banking fees	20,164	17,264
Interest income	1,238	1,522
Other income	321	196
General and administrative	(6,627)	(6,832)
Interest expense	(202)	(462)

Operating income	14,894	11,688

Total segment income	211,548	129,014
Income tax expense	(84,058)	(50,067)

Net income	$127,490	$78,947

Basic earnings per share:	$18.28	$11.17

Diluted earnings per share:	$14.91	$8.91

Basic average shares outstanding:	6,973	7,069

Diluted average shares outstanding:	8,551	8,857

NVR, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	Year Ended December 31, 2003	Year Ended December 31, 2002
Homebuilding:
Revenues	$3,600,917	$3,060,671
Other income	3,385	3,307
Cost of sales	(2,711,861)	(2,335,369)
Selling, general and administrative	(231,966)	(226,207)

Operating income	660,475	502,402
Loss from extinguishment of 8% Senior Notes due 2005	(8,503)	—
Interest expense	(13,554)	(12,994)

Homebuilding income	638,418	489,408

Mortgage Banking:
Mortgage banking fees	76,647	65,454
Interest income	5,198	6,184
Other income	1,025	658
General and administrative	(23,823)	(23,811)
Interest expense	(1,293)	(1,870)

Operating income	57,754	46,615

Total segment income	696,172	536,023

Income tax expense	(276,381)	(204,553)

Net income	$419,791	$331,470

Basic earnings per share:	$59.28	$45.54

Diluted earnings per share:	$48.39	$36.05

Basic average shares outstanding:	7,082	7,278

Diluted average shares outstanding:	8,674	9,194

NVR, Inc.

Consolidated Balance Sheets

(dollars in thousands, except per share data)

	December 31,
	2003	2002
ASSETS
Homebuilding:
Cash and cash equivalents	$228,589	$139,796
Receivables	9,550	10,807
Inventory:
Lots and housing units, covered under sales agreements with customers	480,492	400,008
Unsold lots and housing units	32,888	25,558
Manufacturing materials and other	10,393	11,108
Inventory not owned, consolidated per FIN 46	12,807	—

	536,580	436,674
Property, plant and equipment, net	24,531	22,126
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill, net	6,379	6,379
Contract land deposits	284,432	231,229
Other assets	117,575	110,007

	1,249,216	998,598

Mortgage Banking:
Cash and cash equivalents	3,630	3,049
Mortgage loans held for sale, net	96,772	163,410
Mortgage servicing rights, net	181	5,611
Property and equipment, net	875	941
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	5,084	3,332

	113,889	183,690

Total assets	$1,363,105	$1,182,288

(Continued)

NVR, Inc.

Consolidated Balance Sheets (Continued)

(dollars in thousands, except per share data)

	December 31,
	2003	2002
LIABILITIES AND SHAREHOLDERS’ EQUITY
Homebuilding:
Accounts payable	$185,913	$145,209
Accrued expenses and other liabilities	243,223	240,018
Liabilities related to inventory not owned, consolidated per FIN 46	12,071	—
Customer deposits	157,005	118,174
Other term debt	4,519	4,903
Senior notes	200,000	115,000

	802,731	623,304

Mortgage Banking:
Accounts payable and other liabilities	12,166	16,482
Notes payable	53,340	139,257

	65,506	155,739

Total liabilities	868,237	779,043

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,597,709 and 20,602,921 shares issued for 2003 and 2002, respectively	206	206
Additional paid-in-capital	335,346	262,867
Deferred compensation trust— 510,118 and 428,698 shares of NVR, Inc. common stock at December 31, 2003 and 2002, respectively	(64,725)	(35,647)
Deferred compensation liability	64,725	35,647
Retained earnings	1,387,865	968,074
Less treasury stock at cost – 13,870,368 and 13,580,531 shares at December 31, 2003 and 2002, respectively	(1,228,549)	(827,902)

Total shareholders’ equity	494,868	403,245

Total liabilities and shareholders’ equity	$1,363,105	$1,182,288

NVR, Inc.

Operating Activity

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Homebuilding:
New orders (units)	3,072	3,042	12,583	12,167
New orders ($000’s)	$1,011,880	$892,410	$3,950,413	$3,501,793
Settlements (units)	3,502	2,819	12,050	11,368
Backlog (units)			6,890	6,357
Backlog ($000’s)			$2,323,703	$1,962,115

Mortgage Banking:
Mortgage closings ($000’s)	$650,676	$558,654	$2,369,867	$2,164,017

Common stock information:
Shares outstanding at end of period			6,727,341	7,022,390
Weighted average shares outstanding	6,973,000	7,069,000	7,082,000	7,278,000
Diluted shares outstanding	8,551,000	8,857,000	8,674,000	9,194,000